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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCP Pool Corporation 1998 Stock Option Plan for the registration of 1,125,000 shares of Common Stock of SCP Pool Corporation (the "Company") of our report dated February 19, 1999 (except for the fourth paragraph of Note 3, as to which the date is March 25, 1999), with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP
                                         ---------------------
                                         Ernst & Young LLP



New Orleans, Louisiana
April 1, 1999